Exhibit 10.3
SECOND AMENDMENT
TO THE
DOLLAR TREE STORES, INC.
2003 DIRECTOR DEFERRED COMPENSATION PLAN

THIS SECOND AMENDMENT (“Amendment”) to the Dollar Tree Stores, Inc. 2003 Director Deferred Compensation Plan (“Plan”) made effective as of the 10th day of December, 2007 by Dollar Tree Stores, Inc. (“Company).  All capitalized terms in this Amendment not otherwise defined shall have their respective meanings under the Plan.

WHEREAS, the Company wishes to amend and conform the written terms of the Plan to the requirements of Section 409A of the Internal Revenue Code of 1986,

WHEREAS, the Plan has been operated in good faith compliance with the requirements of Section 409A of the Code for periods starting January 1, 2005 and through the effective date of this Amendment, and

WHEREAS, on October 3, 2007, the Board of Directors authorized the officers of the Company to execute the amendments required pursuant to Section 409A of the Code,

NOW, THEREFORE, the Company hereby adopts this Amendment upon the following terms and conditions effective immediately:

1.            The first sentence of Section 3.1(a) shall be amended and restated in its entirety as follows:

               3.1 (a)       Any Eligible Director may elect to defer in either cash or Shares all or a portion of the Fees earned during any calendar year by delivering a deferral election to the Company not later than (i) December 31 of the year immediately preceding the year to which the deferral election relates, or (ii) with respect to an Eligible Director's first year or partial year of service as a director, thirty days following the date on which such director first became a director, but only for Fees earned after such election is made.

2.            Section 3.3 of the Plan shall be amended and restated in its entirety as follows:

     3.3. PAYMENT.

(a)           An Eligible Director's Deferred Compensation Accounts shall be paid to the director (or, in the event of death, to his or her designated beneficiary or estate) as follows: at the director's option, either (i) in a single lump sum as soon as practicable following the earlier of (x) the date on which the director ceases to serve as a director of the Company or (y) the date specified by the director as the distribution date (such earlier date shall be referred to as the "Distribution Date"), or (ii) in annual installments over a period, to be specified by the director, not to exceed five years commencing as soon as practicable after the Distribution Date. If an Eligible Director's Cash Deferral Account is paid in installments, the amount of each installment shall be (l) the balance of the Cash Deferral Account on the Distribution Date divided by the number of installments plus (2) interest credits. A cash payment will be made with the final installment for any fraction of a share of Common Stock credited to the Eligible Director's Deferred Stock Account.

(b)           Upon the death of an Eligible Director, the Company shall pay any remaining benefits as a single lump sum within 90 days following the date of death.

(c)           A lump sum payment and the first payment in a series of installment payments shall be paid no later than: (i) the end of the calendar year in which the Distribution Date occurs, or (ii) if later, the 15th day of the third month following the Distribution Date.   Subsequent installment payments shall be paid on the anniversary date of the first payment.

(d)           An Eligible Director’s continued service as an employee of the Company is not taken into account in determining whether such director is entitled to a payment under this Plan upon his resignation from the Board.

(e)           Except as provided in Treasury Regulation section 1.409A-3(j), no acceleration in the time or schedule of any payment or amount scheduled to be paid from an Eligible Director’s Account is permitted.

3.            Section 5.3 of the Plan shall be amended and restated in its entirety as follows:

     5.3                      AMENDMENT OF THIS PLAN. The Board of Directors may suspend or discontinue this Plan or revise or amend it in any respect, provided, however, that: (i) without approval of the Company's shareholders, no revision or amendment shall (x) change the total number of Shares subject to this Plan (except as provided in Section 5.4), (y) change the designation of the class of directors eligible to participate in the Plan, or (z) materially increase the benefits accruing to participants under or the cost of this Plan to the Company and (ii) the Plan shall not be terminated unless such termination is permitted and administered in accordance with Treasury Regulation section 1.409A-3(j)(4)(ix). Moreover, in no event may Plan provisions be amended more than once every 6 months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder.

4.            The following sentence is added to the end of Section 5.4:

A cancellation of a stock right or shares in exchange for a cash payment or other settlement is only permitted if such payment or settlement does not result in an impermissible acceleration of benefits under Section 409A.

5.            Section 5.5 of the Plan shall be amended and restated in its entirety as follows:
              5.5         CHANGE OF CONTROL.  Upon a Change of Control (as defined below), any outstanding balance in an Eligible Director’s Cash Deferral Account shall be paid in a lump sum and any outstanding balance in an Eligible Director’s Deferred Stock Account shall be distributed in shares of Common Stock if the Eligible Director ceases to serve as a director of the Company or a surviving company after the date of the Change of Control.   For purposes of the Plan, the term Change of Control includes:  (i) a change in the ownership of the Company, (ii) a change in effective control of the Company, or (iii) a change in the ownership of a substantial portion of the assets of the Company.   A change in the ownership of the Company occurs on the date that any one person, or more than one person, acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Company.   A change in the effective control of the Company occurs only on (i) the date any on person or group acquires ownership of stock of the Company possessing 30% or more of the total voting power of the stock, or (ii) the date a majority of the members of the Company’s Board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election.  A change in the ownership of a substantial portion of the assets of the Company occurs on the date that any one person or group acquires assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Company immediately before such acquisition.  This definition of Change in Control shall be interpreted in a manner that is consistent with Treasury Regulation section 1.409A-3(i)(5).

6.            Section 5.11 is added to the Plan as follows:

 5.11  SECTION 409A OF THE CODE.

(a)           Any benefit, payment or other right provided by the Plan shall be provided or made in a manner, and at such time, in such form and subject to such election procedures (if any), as complies with the applicable requirements of Code section 409A to avoid a plan failure described in Code section 409A(a)(1), including without limitation, deferring payment until the occurrence of a specified payment event described in Code section 409A(a)(2). Notwithstanding any other provision hereof or document pertaining hereto, the Plan shall be so construed and interpreted to meet the applicable requirements of Code section 409A to avoid a plan failure described in Code section 409A(a)(1).

            (b)           It is specifically intended that all elections, consents and modifications thereto under the Plan will comply with the requirements of Code section 409A (including any transition or grandfather rules thereunder). The Company is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply the requirements of Code section 409A (including any transition or grandfather rules thereunder and to declare any election, consent or modification thereto void if non-compliant with Code section 409A.

            (c)           Pursuant to Section 3.01(B)(1).02 of Internal Revenue Notice 2007-86 (“Transition Relief”), the Company shall permit Participants to modify their existing deferral elections previously made pursuant to the Plan to reflect new deferral elections regarding the time and form of payment of benefits under the Plan to the full extent permitted by, and in accordance with, the Transition Relief.

WITNESS the signature of the undersigned officer of Dollar Tree Stores, Inc.

DOLLAR TREE STORES, INC.

By:__/s/ Bob Sasser______________
Bob Sasser

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